UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 2, 2015

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Broadway Street, Redwood City, CA 94063
(Address of principal executive offices) (Zip Code)

(650) 839-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The information set forth below under Item 5.02(c) is hereby incorporated by referenced into this Item 5.02(b).

(c)

On September 2, 2015, Silver Spring Networks, Inc. (the “Company”) announced the appointment of Michael Bell, 48, as its President and Chief Executive Officer, and as a member of its Board of Directors. Mr. Bell will serve as a Class II director whose current term will expire at the Company’s 2018 Annual Meeting of Stockholders when the Class II directors will next be elected by the Company’s stockholders. Mr. Bell’s appointment is effective as of September 2, 2015.

From July 2010 until September 2015, Mr. Bell served in multiple Vice President/Corporate Vice President roles at Intel Corporation, a designer and manufacturer of advanced integrated digital technology platforms, including for the New Devices Group from June 2013 until April 2015, the Mobile and Communications Group from January 2012 until June 2013, and the Ultra Mobility Group from July 2010 until January 2012. Prior to joining Intel, Mr. Bell served as Senior Vice President, Product Development at Palm, Inc., a mobile products company, from December 2007 until July 2010. From September 2000 to December 2007, Mr. Bell was the Vice President, CPU Software at Apple Inc., a provider of personal computing devices and related software and peripherals. Mr. Bell holds a B.S. in mechanical engineering from the University of Pennsylvania.

Concurrently with Mr. Bell’s appointment as the Company’s new President and Chief Executive Officer, Scott Lang will cease to serve as the Company’s President and Chief Executive Officer, and will transition to the role of Executive Chairman in which he will focus on deepening relationships with current and new customers and partners. Mr. Lang remains Chairman of the Board.

In connection with his employment, Mr. Bell and the Company entered into an offer letter (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Bell:

•	will receive an annual base salary of $525,000;

•	will be eligible to participate in the Company’s regular employee benefit plans available to all employees;

•	will have a targeted cash bonus equal to 100% of his base salary for the applicable bonus period under the Company’s bonus plan;

•	will receive an inducement award of an option to purchase 250,000 shares of the Company’s common stock, with an exercise price equal to the closing fair market value of such common stock on the date of grant, that will become vested and exercisable, subject to his continued employment, with respect to 25% of the shares on the one-year anniversary of his first day of employment with the Company, and with respect to an additional 1/48th of the shares each month thereafter, until such time as the option is vested and exercisable with respect to all of the shares;

•	will receive an inducement award of 125,000 restricted stock units (“RSUs”) that will become vested, subject to his continued employment, with respect to 25% of the RSUs on the one-year anniversary of the date of grant, and with respect to an additional 1/16th of the RSUs on each three-month anniversary thereafter, until such time as all the RSUs are vested; and

•	will receive an inducement award of a performance stock unit with respect to a total of 125,000 shares (“PSU”) that will be eligible to vest based on the attainment of average trading closing prices for the Company’s common stock as reported on the New York Stock Exchange for forty-five (45) consecutive trading days after the PSU grant date and prior to the three (3) year anniversary of the PSU grant date (such minimum average trading closing price, the “Average Price Threshold”) as follows:

(a)	12,500 shares will be eligible to vest if the Average Price Threshold is equal to or greater than $20.00 per share (the “Tranche 1 PSU”);

(b)	an additional 56,250 shares will be eligible to vest if the Average Price Threshold is equal to or greater than $25.00 per share (the “Tranche 2 PSU”); and

(c)	an additional 56,250 shares will be eligible to vest if the Average Price Threshold is equal to or greater than $30.00 per share (the “Tranche 3 PSU”).

Subject to Mr. Bell’s continued employment with the Company, and subject to the satisfaction of the applicable Average Price Threshold set forth above, the PSU will vest as follows:

(i)	the Tranche 1 PSU will vest and settle as to 1/3rd of the total number of shares subject to the Tranche 1 PSU on the one-year anniversary of the PSU grant date and, and as to an additional 1/12th of the shares subject to the Tranche 1 PSU on each quarterly anniversary thereafter;

(ii)	the Tranche 2 PSU will vest and settle as to 1/3rd of the total number of shares subject to the Tranche 2 PSU on the one-year anniversary of the PSU grant date and, and as to an additional 1/12th of the shares subject to the Tranche 2 PSU on each quarterly anniversary thereafter; and

(iii)	the Tranche 3 PSU will vest and settle as to 1/3rd of the total number of shares subject to the Tranche 3 PSU on the one-year anniversary of the PSU grant date and, and as to an additional 1/12th of the shares subject to the Tranche 3 PSU on each quarterly anniversary thereafter.

The Company expects to grant the equity awards on a schedule in accordance with the Company’s standard equity grant policy and all such awards will be granted pursuant to NYSE Rule 303A.08, which allows equity awards to be granted outside of the Company’s equity incentive plan without stockholder approval as a material inducement to a person’s employment.

In addition, if Mr. Bell’s employment is terminated involuntarily without Cause (as defined in the Offer Letter) or if he terminates employment for Constructive Termination (as defined in the Offer Letter), he will be entitled to the following benefits under the terms of the Offer Letter:

•	salary continuance payments equal to 12 months of Mr. Bell’s then-current base salary and a pro-rated bonus (if any), provided, that, should such termination occur within a period beginning two months prior to and ending 12 months following a Change of Control (as defined in the Offer Letter), Mr. Bell may be required by the successor entity (at its sole discretion) to continue his employment for up to three months from the date of the Change of Control in order to receive such payments;

•	the vesting applicable to any equity awards granted to Mr. Bell will accelerate as to: (i) that number of shares underlying Mr. Bell’s outstanding equity grants that would have become vested on the first anniversary of the date that Mr. Bell’s employment terminates; or (ii) (A) if a Change of Control occurs within the first 12 months of Mr. Bell’s employment with the Company, 50% of the unvested shares underlying Mr. Bell’s outstanding equity grants should such termination occur within a period beginning two months prior to and ending 12 months following a Change of Control, or (B) if a Change of Control occurs after the first 12 months of Mr. Bell’s employment with the Company, 100% of the unvested shares underlying Mr. Bell’s outstanding equity grants should such termination occur within a period beginning two months prior to and ending 12 months following a Change of Control, provided, in either case, that, Mr. Bell has continued his employment for up to three months from the date of the Change of Control (if requested by the successor entity in its sole discretion) in order to receive such acceleration; and

•	reimbursement for medical insurance benefits provided under the Company’s benefit plans over the period beginning on the date Mr. Bell’s employment terminated and ending on the earlier of: (i) 12 months following such date; or (ii) the date Mr. Bell commences employment with another entity; provided, that, in each case, should such termination occur within a period beginning two months prior to and ending 12 months following a Change of Control, Mr. Bell may be required by the successor entity (at its sole discretion) to continue his employment for up to three months from the date of the Change of Control in order to receive such benefits.

All benefits available under the Offer Letter are conditioned upon Mr. Bell’s execution of a general release of claims in favor of the Company. The complete terms of the Offer Letter can be found in the Offer Letter itself, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2015.

It is expected that Mr. Bell will execute the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on July 7, 2011 and incorporated by reference herein. This agreement provides for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Bell in any action or proceeding to the fullest extent permitted by applicable law.

There is no arrangement or understanding with any person pursuant to which Mr. Bell was appointed as the Company’s President and Chief Executive Officer or as a member of the Board of Directors, and there are no family relationships between Mr. Bell and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Bell and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On September 2, 2015, the Company issued a press release announcing the appointment of Mr. Bell and a press release announcing that the inducement awards to Mr. Bell will be granted pursuant to NYSE Rule 303A.08. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this report, respectively.

(d)

The information set forth above under Item 5.02(c) is hereby incorporated by referenced into this Item 5.02(d).

(e)

The information set forth above under Item 5.02(c) is hereby incorporated by referenced into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press release, dated September 2, 2015, announcing the appointment of Michael Bell as President and Chief Executive Officer and member of the Board of Directors.

99.2	Press release, dated September 2, 2015, announcing inducement awards to be granted to Mr. Bell pursuant to NYSE Rule 303A.08.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: September 2, 2015	By:	/s/ Richard S. Arnold, Jr.
	Name:	Richard S. Arnold, Jr.
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press release, dated September 2, 2015, announcing the appointment of Michael Bell as President and Chief Executive Officer and member of the Board of Directors.

99.2	Press release, dated September 2, 2015, announcing inducement awards to be granted to Mr. Bell pursuant to NYSE Rule 303A.08.